UPDATE OF PROPOSED ACQUISITION OF LAIDLAW INTERNATIONAL, INC. BY FIRSTGROUP

NAPERVILLE, ILLINOIS, September 4, 2007 – Regulatory review under the Hart-Scott-Antitrust Improvements Act (“HSR Act”) is ongoing in respect of the proposed acquisition of Laidlaw International, Inc. by FirstGroup plc.

As previously announced on July 11, 2007, Laidlaw and FirstGroup agreed with the Antitrust Division of the U.S. Department of Justice (“Antitrust Division”) to provide the Antitrust Division with additional time in which to complete their review of the Acquisition and give the Antitrust Division not less than 30 days’ notice of their intention to complete the Acquisition.

The parties have made substantial progress in discussions with the Antitrust Division and, subject to FirstGroup’s reaching final agreement with the Antitrust Division and resolving certain issues with a group of State Attorneys General who have expressed an interest in the Acquisition (the “State AGs”), Laidlaw is optimistic that closing of the Acquisition will occur in the first week of October 2007.  It is expected that as part of the agreement to be reached with the Antitrust Division, the Antitrust Division will waive the requirement for a full 30 days’ notice.

In addition, the parties have given a courtesy notice to the State AGs of their intention to close the acquisition in the first week of October 2007.

Certain statements contained in this press release, including statements that are not historical facts, are forward-looking statements made under the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of terminology such as: believe, hope, may, anticipate, should, intend, plan, will, expect, estimate, continue, project, positioned, strategy and similar expressions. Such statements involve certain risks, uncertainties and assumptions that include, but are not limited to:

•	Risks and uncertainties related to the proposed merger with FirstGroup, including but not limited to receiving approval from the required regulatory agencies as well as the satisfaction of other customary closing conditions;

•	Economic and other market factors, including competitive pressures and changes in pricing policies;

•	The ability to implement initiatives designed to increase operating efficiencies or improve results;

•	Costs and risks associated with litigation and indemnification obligations;

•	Changes in interpretations of existing, or the adoption of new, legislation, regulations or other laws;

•	The potential for rising labor costs and actions taken by organized labor unions;

•	Continued increases in prices of fuel and potential shortages;

•	Control of costs related to accident and other risk management claims;

•	Terrorism and other acts of violence;

•	The ability to produce sufficient future taxable income to allow us to recover our deferred tax assets;

•	The ability to pay dividends;

•	Potential changes in the mix of businesses we operate;

•	The inability to earn sufficient returns on pension plan assets thus requiring increased funding; and

•	Other risks and uncertainties described in Laidlaw’s filings with the Securities and Exchange Commission (SEC).

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. In light of these risks and uncertainties you are cautioned not to place undue reliance on these forward-looking statements. Laidlaw undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures Laidlaw makes on related subjects as may be detailed in Laidlaw’s other filings made from time to time with the SEC.

Laidlaw International, Inc. is a holding company for North America’s largest providers of school and inter-city bus transport services and a leading supplier of public transit services. The company’s businesses operate under the brands: Laidlaw Education Services, Greyhound Lines, Greyhound Canada and Laidlaw Transit. The company’s shares trade on the New York Stock Exchange (NYSE: LI). For more information on Laidlaw, visit the website: www.laidlaw.com.

Contact:
Jeff McDougle
Vice President, Treasurer
Phone: 630-848-3146